EXHIBIT (j)





                          Independent Auditors' Consent




The Board of Directors
IAI Retirement Funds, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.




                                       KPMG LLP


Minneapolis, Minnesota
April 25, 2000